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                                                                    EXHIBIT 23.2


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Geron Corporation

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report on the audited financial statements of Roslin Bio-Med Limited dated April 15, 1999, included in Geron Corporation's Form 8-K filed on May 18, 1999, and amended on May 21, 1999 and June 29,1999, and to all references to our Firm included in this Form S-8 registration statement filed by Geron Corporation on December 23, 1999.


                                       ARTHUR ANDERSEN

                                      /s/ Arthur Andersen
                                      -------------------
Edinburgh, Scotland
December 22, 1999